Exhibit 15

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-10008 and No. 333-13770), and Form-F-3/A (No. 333-116044 and No. 333-133330) of our report dated March 29, 2007, with respect to the financial statements of BluePhoenix Solutions Ltd. included in this annual report on Form 20-F for the year ended December 31, 2006.

/s/ Ziv Haft —————————————— Ziv Haft Certified Public Accountants (Isr.) BDO Member Firm

Tel-Aviv, Israel
March 29, 2007